July 26, 2007
Re:	Northland Cable Properties Eight Limited Partnership
Dear Limited Partner:
We have recently been made aware of an outstanding offer by entities affiliated with MacKenzie Patterson Fuller, LP. (“MPF”) to purchase limited partnership units in Northland Cable Properties Eight Limited Partnership (the “Partnership”). Under the Securities and Exchange Commission’s (the “SEC’s”) Release No. 34-43069 and Rule 14e-2 under the Securities Exchange Act of 1934, the Partnership is obligated to respond to such offers by stating its position with respect to the tender offer.
The Partnership does not in any way recommend or endorse MPF’s offer and expresses no opinion and is remaining neutral as to whether the Partnership’s limited partners should tender their units in the offer. The Partnership is not associated with MPF, the offer or the offer documentation. The Partnership encourages its limited partners to consult their financial and tax advisors concerning this offer.
The SEC has cautioned investors about offers of this nature. Mini-tender offers, which are offers to buy less than 5 percent of a company’s equity, “have been increasingly used to catch investors off guard,” according to an investor alert on the SEC’s website. The Partnership’s limited partners should be aware that many of the SEC’s tender offer rules designed to protect investors do not apply to mini-tender offers. To read more about the risks of mini-tender offers, please review an investor alert on the SEC’s website, available at www.sec.gov/investor/pubs/minitend.htm.
Limited partners should be aware that there is no established trading market for the units and, accordingly, there is no established trading price for the units. However, as disclosed in MPF’s offer letter, there have been recent sales of limited partnership units at prices greater than the price offered by MPF. Additional information on recent sales of limited partnership units may be obtained through the American Partnership Board at (800) 695-2523. The Partnership is not associated with the American Partnership Board and pricing information obtained through the American Partnership Board may not reflect the fair value of the units.
Recently, the Partnership entered into a purchase and sale agreement with a potential buyer for all the assets in Northland Cable Properties Eight. The General Partner is currently working on a proxy statement, which will be submitted to the SEC in the near future, that will detail all material aspects of the sale including the financial impact for limited partners. The resulting cash return per unit cannot be specified in this letter due to SEC regulations. However, we can tell you that, if the sale is consummated, the per unit return to limited partners is currently forecasted to be significantly higher than the $140 per unit being offered by MPF. Specific details will be forthcoming in the proxy statement filing. There is, however, no guarantee that the contemplated sale will be consummated as proposed.

For more information about the Partnership, please see the filings we make with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2006. These filings can be found on the SEC’s website at www.sec.gov.

Northland Cable Properties Eight Limited Partnership By: Northland Communications Corporation, General Partner
/S/ RICHARD I.CLARK
Richard I. Clark
Executive Vice President
This letter contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included in this letter are forward-looking statements. All forward-looking statements speak only as of the date of this letter. Such forward looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, approval of any such transactions by the limited partners of the Partnership, the satisfaction of closing conditions, and the effects of general and local economic conditions. Additional information or factors which could impact the Partnership and the forward-looking statements contained in this letter are included in the Partnership’s filings with the Securities and Exchange Commission. The Partnership assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.